THE SECURITIES  REPRESENTED BY THIS WARRANT HAVE NOT BEEN  REGISTERED  UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.


                           CYGNET CAPITAL CORPORATION

                             STOCK PURCHASE WARRANT


Date of Issuance:  December 30, 1999                       Number of Shares: 50%


         For value received, Cygnet Capital Corporation, an Arizona corporation (the "Company"), hereby grants to Ugly Duckling Finance Corporation ("UD") or its registered assigns (the "Registered Holder") the right to purchase from the Company the number of shares of the Company's common stock (the "Common Stock") that represents fifty percent (50%) of the outstanding shares of the Company's Common Stock immediately following exercise (the "Warrant Shares"), subject to certain limitations as set forth in Section 1A. The total consideration payable by Registered Holder for the Common Stock issuable hereunder shall be $1.00 (the "Exercise Price"). This Warrant is subject to the following provisions:

Section 1.        Exercise of Warrant.

1A. Exercise Period. The Registered Holder may exercise, in whole or in part, the purchase rights represented by this Warrant at any time beginning on December 31, 2001 and continuing through the date that is five (5) years after the full payment on the Promissory Note dated December 30, 1999, from the Company to the Registered Holder (the "Exercise Period"). However, in the event the Promissory Note is paid down to a principal amount of $4,000,000 or less by December 30, 2001, the Registered Holder's right to purchase outstanding shares of the Company's Common Stock shall be reduced from fifty percent (50%) to twenty-five percent (25%). If the Promissory Note is paid in full by December 30, 2001, the right to purchase outstanding shares of the Company's Common Stock will be reduced to ten percent (10%). This Warrant shall be terminated if the Promissory Note is paid in full by December 30, 2000.

1B.      Exercise Procedure.

(i) This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):

(a) a completed Exercise Agreement, as described in Section 1C below, executed by the Registered Holder;

(b)      this Warrant;

(c) if the shares issuable upon exercise of this Warrant are to be registered in the name of a person other than the Registered Holder, an Assignment or Assignments in the form set forth in Exhibit B hereto evidencing the assignment of this Warrant to such person, in which case the Registered Holder shall have complied with the provisions set forth in Section 11 hereof (the person to whom shares are to be issued on exercise of this Warrant may be referred to as the "Purchaser").

(ii) A certificate for shares of Common Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within ten (10) business days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such ten-day period, deliver such new Warrant to the person designated for delivery in the Exercise Agreement.

(iii) The Common Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Common Stock at the Exercise Time.

(iv) The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock. Each share of Common Stock issuable upon exercise of this Warrant shall, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

(v) The Company shall not close its books against the transfer of this Warrant or of any share of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant, except as required in order to comply with applicable federal and state securities laws. The Company shall assist and cooperate with any Registered Holder or Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

(vi) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a registered public offering or the sale of the Company, the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of the public offering or sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

(vii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock issuable upon the exercise of all outstanding Warrants. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrant.

1C. Exercise Agreement. Upon any exercise of this Warrant, the Exercise Agreement shall be substantially in the form set forth in Exhibit A hereto, except that if the shares of Common Stock are not to be issued in the name of the Registered Holder, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Common Stock are to be issued, and if the number of shares of Common Stock to be issued does not include all the shares of Common Stock purchasable hereunder, it shall also state the name of the person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

Section 2.        The Warrant Shares.

2A. Calculation of Number of Warrant Shares. The number of Warrant Shares issuable pursuant to this Warrant shall be determined by calculating the outstanding shares of the Company's Common Stock on a fully diluted basis. In this regard, all options for the purchase of Common Stock or any stock or securities convertible into or exchangeable for Common Stock (whether or not such rights or warrants or options or the right to convert or exchange or any such convertible securities are immediately exercisable) shall be deemed to be outstanding and have been issued.

2B. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, which in each case is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holders of the Warrants representing a majority of the Common Stock obtainable upon exercise of all Warrants then outstanding) to insure that each of the Registered Holders of the Warrants shall thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of such holder's Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holders of the Warrants representing a majority of the Common Stock obtainable upon exercise of all Warrants then outstanding) with respect to such holders' rights and interests to insure that the provisions of this Section 2 and Section 3 and Section 4 hereof shall thereafter be applicable to the Warrants. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Registered Holders of Warrants representing a majority of the Common Stock obtainable upon exercise of all of the Warrants then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

2C.      Notices.

(i) The Company shall give written notice of any event  described in Section 2B,
Section 3 or Section 4 to the Registered Holder, setting forth the circumstances of such event in reasonable detail and the effect thereof on the Warrants.

(ii) The Company shall give written notice to the Registered Holder at least 20 days prior to the date on which the Company closes its books or takes a record
(A) with respect to any pro rata subscription offer to holders of Common Stock or (B) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

(iii) The Company shall also give written notice to the Registered Holders at least 20 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

Section 3. Liquidating Dividends. If at any time on or after the date this Warrant becomes exercisable the Company declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company shall pay to the Registered Holder of this Warrant at the time of payment thereof the Liquidating Dividend which would have been paid to such Registered Holder on the Common Stock had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

Section 4. Purchase Rights. If at any time on or after the date this Warrant becomes exercisable the Company grants, issues or sells any rights to purchase stock, warrants, securities or other property (other than Common Stock) pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Registered Holder of this Warrant shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

Section 5. Avoidance of Certain Actions. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all of the provisions of this Warrant and in taking all of such action as may be necessary or appropriate in order to protect the rights of the Registered Holder against dilution or other impairment of its rights hereunder.

Section 6. Listing on Securities Exchanges, Registration. If, and so long as, any class of the Company's Common Stock shall be listed on any national securities exchange (as defined in the Exchange Act), the Company will, at its expense, obtain and maintain the approval for listing upon official notice of issuance of all Warrant Shares and maintain the listing of Warrant Shares after their issuance, and the Company will so list on such national securities exchange, will register under the Securities Exchange Act of 1934 ("Exchange Act") (or any similar statute then in effect), and will maintain such listing of, any other securities that at any time are issuable upon exercise of this Warrant if and at the time any securities of the same class shall be listed on such national securities exchange by the Company.

Section 7. Information Rights. So long as the Registered Holder holds this Warrant and/or any of the Warrant Shares, the Company shall deliver to the Registered Holder (i) promptly after mailing, copies of all communications to the shareholders of the Company, (ii) within ninety (90) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by the independent public accountants of recognized standing, and (iii) within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements.

Section 8. Compliance with Law. The Company shall comply with all applicable laws, rules and regulations of the United States and of all states, municipalities and agencies of any other jurisdiction applicable to the Company and shall do all things necessary to preserve, renew and keep in full force and effect and in good standing its corporate existence and authority necessary to continue its business.

Section 9.        Registration Rights.

9A. Required Registration. For so long as the Registered Holder owns any Warrant Shares, at any time after the earliest of (a) six months after any registration statement covering a public offering of securities of the Company under the Securities Act of 1933 ("Securities Act") shall have become effective, and (b) six months after the Company shall have become a reporting company under Section 12 of the Exchange Act, the Registered Holder may request the Company to register under the Securities Act all or any portion of the Warrant Shares for sale in the manner specified in such notice. If such method of disposition shall be an underwritten public offering, the Registered Holder may designate the managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed.

9B. Piggyback Registrations. If at any time or times after the date hereof, the Company shall determine to register any of its Common Stock or securities convertible into or exchangeable for Common Stock under the Securities Act, whether in connection with a public offering of securities by the Company (a "primary offering"), a public offering thereof by stockholders (a "secondary offering"), or both (but not in connection with a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Securities and Exchange Commission ("Commission") under the Securities Act is applicable), the Company will promptly give written notice thereof to the Registered Holder and will use its best efforts to effect the registration under the Securities Act of all Warrant Shares which the Registered Holder may request in a writing delivered to the Company within fifteen (15) days after the notice given by the Company; provided, however, that in the event that any registration pursuant to this Section 9B shall be, in whole or in part, an underwritten public offering of Common Stock, the number of Warrant Shares to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein.

9C. Form S-3. If the Company becomes eligible to use Form S-3, the Company shall use its reasonable efforts to continue to qualify at all times for registration on Form S-3. If and when the Company becomes entitled to use Form S-3, the Registered Holder shall have the right to request and have effected not more than two registrations per year of Warrant Shares held by it on Form S-3 for a public offering of Warrant Shares having an aggregate proposed offering price of not less than $500,000. The Company shall not be required to cause a registration statement requested pursuant to this Section 9C to become effective prior to 90 days following the effective date of a registration statement initiated by the Company, if the request for registration has been received by the Company subsequent to the giving of written notice by the Company, made in good faith, to the Registered Holder to the effect that the Company is commencing to prepare a Company-initiated registration statement (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable); provided, however, that the Company shall use its best efforts to achieve such effectiveness promptly following such 90-day period if the request pursuant to this Section 9C has been made prior to the expiration of such 90-day period.

9D. Registration Expenses. All expenses of registration of the Warrant Shares and offering thereof including, without limitation, printing expenses, fees and disbursements of counsel, including one counsel for the selling Registered Holder, and independent public accountants, fees and expenses (including counsel fees incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc. and fees of transfer agents and registrars), shall be borne by the Company, except that the Registered Holder shall bear underwriting commissions and discounts attributable to their Warrant Shares being registered.

9E. Further Obligations of the Company. Whenever under the preceding sections of this Agreement the Company is required hereunder to register Warrant Shares, it agrees that it shall also do the following:

(i) Use its best efforts to diligently prepare for filing with the Commission a registration statement and such amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective and to comply with the provisions of the Securities Act with respect to the sale of securities covered by said registration statement for the period necessary to complete the proposed public offering;

(ii) Furnish to the Registered Holder such copies of each preliminary and final prospectus and such other documents as such holder may reasonably request to facilitate the public offering of the Warrant Shares;

(iii) Enter into any underwriting agreement with provisions reasonably required by the proposed underwriter for the Registered Holder, if any; and

(iv) Use its best efforts to register or qualify the Warrant Shares covered by said registration statement under the securities or "blue-sky" laws of such jurisdictions as the Registered Holder may reasonably request, provided that the Company shall not be required to register in any states which shall require it to qualify to do business or subject itself to general service of process as a condition of such registration.

Section 10. Indemnification. Incident to any registration referred to in this Agreement, and subject to applicable law, the Company will indemnify the Registered Holder, each underwriter, and each person controlling any of them against all claims, losses, damages and liabilities, including legal and other expenses reasonably incurred in investigating or defending against the same, arising out of any untrue statement of a material fact contained in any prospectus or other document (including any related registration statement) or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any violation by the Company of the Securities Act, any state securities or "blue-sky" laws or any rule or regulation thereunder in connection with such registration.

Section 11. Rule 144 Requirements. If the Company becomes subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, the Company will use its best efforts to file with the Commission such information as the Commission may require under either of said Sections; and in such event, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereinafter in effect). The Company shall furnish to the Registered Holder upon request, a written statement executed by the Company as to the steps it has taken to comply with the current public information requirements of Rule 144.

Section 12. Warrant Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of

Exhibit B hereto) at the principal office of the Company, subject to compliance with applicable federal and state securities laws. Notwithstanding the foregoing, this Warrant may only be transferred in connection with a transfer of the Promissory Note.

Section 13. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

Section 14. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is UD or a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

Section 15. Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant shall be in writing and shall be delivered personally, sent by reputable overnight courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when received (if hand delivered) or sent by overnight courier or five days after being delivered, sent or deposited in the U.S. Mail (i) to the Company, at its principal executive offices and (ii) to the Registered Holder of this Warrant, at such holder's address as it appears in the records of the Company (unless otherwise indicated by any such holder).

Section 16. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of the Warrants; provided that no such action may change the Exercise Price of the Warrants or the number of shares or class of stock obtainable upon exercise of each Warrant without the written consent of all Registered Holders.

Section 17. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporation laws of the State of Arizona shall govern all issues concerning the relative rights of the

Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal law of the State of Arizona, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Arizona or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Arizona.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.

                  CYGNET CAPITAL CORPORATION


                  By:   /S/ MARK SAUDER
                  ---------------------
                  Its       Vice President


Attest:

    /S/ STEVEN P. JOHNSON
    ---------------------
         Secretary

                                                                       EXHIBIT A


                               EXERCISE AGREEMENT


                                   To: Dated:________


         The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for the purchase of ______ shares of the Common Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.


                               Signature ________________________

                               Address   ________________________

                                                                       EXHIBIT B


                                   ASSIGNMENT


         FOR VALUE RECEIVED, _____________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of the Common Stock covered thereby set forth below, unto:


Names of Assignee                               Address            No. of Shares
---------------------                          -------------     ---------------







Dated:                    Signature  ______________________



                          Witness    ______________________